UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PMV Consumer Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	84-5174573
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

249 Royal Palm Way Ste. 503
Palm Beach, FL	33480
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	The New York Stock Exchange

Class A common stock, $0.0001 par value per share	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-241670 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are the units, Class A common stock, par value $0.0001 per share, and redeemable warrants, with each whole warrant exercisable for one share of Class A common stock of PMV Consumer Acquisition Corp. (the “Company”). The description of the units, Class A common stock and redeemable warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-241670) filed with the Securities and Exchange Commission on August 6, 2020, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference:

Exhibit No.	Description
3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333-241670, filed on August 6, 2020).
Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, File No. 333-241670, filed on August 6, 2020).
3.2	Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-241670, filed on August 6, 2020).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-241670, filed on August 17, 2020).
4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A, File No. 333-241670, filed on August 17, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1/A, File No. 333-241670, filed on August 17, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Company (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-1/A, File No. 333-241670, filed on August 17, 2020).
10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer and Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1/A, File No. 333-241670, filed on August 17, 2020).
10.2	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1/A, File No. 333-241670, filed on August 17, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2020	PMV CONSUMER ACQUISITION CORP.

	By:	/s/ Peter D. Goldstein
		Name:	Peter D. Goldstein
		Title:	Executive Vice President and Secretary

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